For Immediate Release

                      SWIFT AND M.S. CARRIERS CLOSE MERGER

     Phoenix,  Arizona  and  Memphis,   Tennessee,  June  29,  2001  -  -  Swift
Transportation Co., Inc. (Nasdaq: SWFT) and M.S. Carriers, Inc. (Nasdaq: MSCA) today announced that they have completed their merger.

     Swift's Chairman, President, and Chief Executive Officer, Jerry Moyes stated: "It has been almost one year since Mike Starnes and I first discussed merging Swift and M.S. Carriers. Over that time we have never wavered in our commitment to bringing our two companies together and building the premier truckload carrier in North America. We have used the past several months to carefully plan our integration efforts, and we expect a smooth transition.

     With the merger, Swift expects to generate over $2 billion in revenue for 2001. The Company's 15,000 tractors and 45,000 trailers will offer customers tremendous capacity throughout the continental United States, and to and from Mexico and Canada. Among publicly traded truckload carriers, Swift believes the merged company is:

        *   1st in revenue (excluding intermodal)
        *   1st in net earnings
        *   1st in number of tractors
        *   1st in number of trailers (excluding containers)
        *   1st in stockholders' equity
        *   1st in market capitalization

     As I stated last December, we believed M.S. Carriers offered the best strategic fit of any potential merger partner. I believe in the merger even more strongly today and wish to welcome the M.S. Carriers customers, employees, and stockholders to our company."

     M.S. Carriers stockholders will receive 1.7 shares of Swift common stock for each share of M.S. Carriers common stock, with cash paid in lieu of the issuance of fractional shares. Swift common stock is traded on the Nasdaq
National Market under the symbol "SWFT." The merger became effective at 8:00 p.m. Eastern time today. M.S. Carriers terminated registration of its common stock with the Securities and Exchange Commission and delisted from the Nasdaq National Market at the close of business today.

     M.S. Carriers stockholders who hold their own stock certificates will receive in the mail exchange materials from Mellon Investor Services, the exchange agent. M.S. Carriers stockholders who hold shares through a broker will exchange their shares through their broker. If you have any questions about the exchange procedures, please call Mellon Investor Services at 1-800-777-3674.

     Swift announced it closed its offering of 1.2 million shares of common stock at $16.00. The underwriters exercised in full their over-allotment option to purchase an additional 120,000 shares.

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     This press release contains statements that may constitute  forward-looking statements, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the merger with M.S. Carriers, financial and operating expectations, and other information. Such statements are based upon the current beliefs and expectations of Swift's management and are subject to significant risks and
uncertainties.   Actual   results  may  differ  from  those  set  forth  in  the
forward-looking statements. As to Swift's business and financial performance generally, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: excess capacity in the trucking industry; significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees, insurance premiums and driver compensation, to the extent not offset by increases in freight rates or fuel surcharges; difficulty in attracting and retaining qualified drivers and owner operators, especially in light of the current shortage of qualified drivers and owner operators; recessionary economic cycles and downturns in customers' business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers; seasonal factors such as harsh weather conditions that increase operating costs; increases in driver compensation to the extent not offset by increases in freight rates; the inability of Swift to continue to secure acceptable financing arrangements; the ability of Swift to continue to identify and combine acquisition candidates that will result in successful combinations; an unanticipated increase in the number of claims for which Swift is self insured; competition from trucking, rail and intermodal competitors; and a significant reduction in or termination of Swift's trucking services by a key customer. With respect to the merger transaction, these uncertainties include: the risk that the businesses will not be integrated successfully or that integration costs will exceed our estimates; the risk that the revenue and other synergies and costs savings anticipated from the merger may not be fully realized or may take longer to realize than expected; the difficulty the stock market may have in valuing the business model of the combined company; and disruption from the merger making it more difficult to maintain relationships with customers, employees, or suppliers. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the registration statements on Form S-3 and Form S-4 filed by Swift and the 2000 Annual Report on Form 10-K of Swift and M.S. Carriers. Swift is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

     Swift can be reached on the Web at www.swifttrans.com, and M.S. Carriers' web address is www.mscarriers.com

Contact:

For Swift:                                 For M.S. Carriers:
William F. Riley, III                      Joseph Barrow
Senior Executive Vice President   - or -   Senior Vice President - Finance  and
and CFO                                    Administration, CFO, and Secretary-
                                           Treasurer
602/269-9700                               901/332-2500



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